AMENDMENT TO DISTRIBUTION AND ADMINISTRATIVE SERVICES AGREEMENT

This Amendment is entered into as of January 1, 2013 (the “Effective Date”) by and among Virtus Investment Advisers, Inc. (“Virtus”), VP Distributors, LLC (formerly known as VP Distributors, Inc.), Phoenix Life Insurance Company, PHL Variable Insurance Company, and Phoenix Life and Annuity Company (each a “Company” and collectively, the “Company”) and 1851 Securities, Inc.

WHEREAS, the parties hereto have previously entered into a Distribution and Administrative Services Agreement, dated November 5, 2010 (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, the Agreement provides that Virtus shall pay certain fees to the Company (or a person designed by the Company) for its services under the Agreement, as listed in Attachment A of the Agreement (the “Schedule of Fees”); and

WHEREAS, the parties desire to update the Schedule of Fees; and

WHEREAS, the Agreement provides that it may only be changed by a written instrument signed by the parties;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those fees set forth on Attachment A which is attached hereto, shall be the “Fees” under the Agreement, and such Attachment A shall amend and replace the Schedule of Fees in the Agreement.

2. In all other respects, the Agreement shall remain unchanged and in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the Effective Date set forth above.

Virtus Investment Advisers, Inc.

By:	/s/ Frank Waltman
Name: Frank Waltman Title: E.V.P

VP Distributors, LLC

By:	/s/ Matthew Hamel
Name: Matthew Hamel Title: Sr. VP

Phoenix Life Insurance Company

By:	/s/ John H. Beers
Name: John H. Beers Title: Vice President

PHL Variable Insurance Company

By:	/s/ John H. Beers
Name: John H. Beers Title: Vice President

Phoenix Life and Annuity Company

By:	/s/ John H. Beers
Name: John H. Beers Title: Vice President

1851 Securities, Inc.

By:	/s/ John H. Beers
Name: John H. Beers Title: President

Attachment A

Distribution and Administrative Service Fees

Portfolio	Fee (%)
Virtus International Series	0.375
Virtus Capital Growth Series	0.400
Virtus Multi-Sector Fixed Income Series	0.300
Virtus Strategic Allocation Series	0.375
Virtus Real Estate Securities Series	0.400
Virtus Growth & Income Series	0.400
Virtus Small-Cap Value Series	0.400
Virtus Small-Cap Growth Series	0.400

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